EXHIBIT C



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

No. of Shares of Common Stock:                  Warrant No. 4
                                 WARRANT

                       To Purchase Common Stock of

                     STANDARD MANAGEMENT CORPORATION


            THIS IS TO CERTIFY THAT FLEET NATIONAL BANK, or its registered assigns, is entitled, at any time or from time to time prior to the Expiration Date (as hereinafter defined), to purchase from Standard Management Corporation, an Indiana corporation (the "COMPANY"), 12,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $5.125 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1      DEFINITIONS.  As used in this Warrant, the following terms have the respective meanings set forth below:

            "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued or issuable by the Company after the Closing Date, other than the Warrant Stock.


            "AFFILIATE" shall have the meaning set forth in the Revolving Line of Credit Agreement.


            "ASSIGNED VALUE" shall mean, in respect of any share of Common Stock on any date herein specified (i) if there is a public market for Common Stock, the average closing price of the Common Stock on the largest exchange on which such shares are traded (or if not traded on an exchange, then the average of the closing bid and ask prices quoted over-the-counter) over the 10 trading days prior to the date of the determination (as such prices are reported in The Wall Street Journal or if not so reported, in any nationally recognized financial journal or newspaper), (ii) if there is no public market for Common Stock, the highest price at which shares of Common Stock are offered for sale in a public offering registered pursuant to the Securities Act or in an arms-length private offering, if any such offering is pending (unless such offer is revoked prior to such sale) on the date of determination of the Assigned Value, or (iii) if there is no public market for Common Stock and no such offering is pending, the fair market value per share of Common Stock as determined in good faith by the Company's board of directors.


            "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Connecticut.


            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person.


            "CLOSING DATE" shall mean April 15, 1997.


            "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.


            "COMMON STOCK" shall mean (except where the context otherwise indicates) the Common Stock, no par value, of the Company as constituted on the Closing Date, and any Capital Stock into which such Common Stock may thereafter be changed, and shall also include (i) Capital Stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.7) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.7.


            "COMMON STOCK OUTSTANDING" shall mean, at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Common Stock and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.


            "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.


            "CURRENT MARKET PRICE" shall mean, in respect of any share of Common Stock on any date herein specified, the Assigned Value per share of Common Stock as at such date.


            "CURRENT WARRANT PRICE" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to exercise of this Warrant on such date.


            "EXPIRATION DATE" shall mean April 15, 2004.


            "FULLY-DILUTED OUTSTANDING" shall mean, (i) when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, the number of shares of Common Stock Outstanding at such date and the number of shares of Common Stock which would be outstanding if the Warrants, the Company's convertible preferred stock, if any, and all other outstanding rights, options or warrants to purchase, or securities convertible into, shares of Common Stock and all security convertible or exchangeable into any of the foregoing, that are "in-the-money" were converted into or exercised or exchanged for shares of Common Stock on such date, and (ii) when used with reference to Voting Securities, at any date as of which the number of shares thereof is to be determined, the number of shares of Voting Securities Outstanding at such date and the number of shares of Voting Securities which would be outstanding if any outstanding rights, warrants or options to purchase, or securities convertible into, shares of Voting Securities and all securities convertible or exchangeable into any of the foregoing, that are "in-the-money" were converted into or exercised or exchanged for shares of Voting Securities on such date.


            "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.


            "HOLDER" shall mean the Person or Persons in whose name this Warrant or, as applicable, the Warrant Stock, is registered on the books of the Company maintained for such purpose.


            "INITIAL PUBLIC OFFERING" shall mean the first time a registration statement filed by the Company under the Securities Act with respect to its securities, whether on behalf of itself or otherwise, is declared effective, other than a registration statement filed on Form S-8 or any successor forms thereto.


            "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


            "MAJORITY HOLDERS" shall mean Holders of more than 50% of (i) Warrants exercisable for the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable, PLUS (ii) where a provision affects Holders of the Warrant Stock, the Warrant Stock.


            "OTHER PROPERTY" is defined in Section 4.7.


            "PERSON" shall have the meaning defined in the Revolving Line of Credit Agreement.


            "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Amended and Restated Registration Rights Agreement dated as of April 15, 1997 by and between the Company and Holder.


            "RESTRICTED COMMON STOCK" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9 herein.


            "REVOLVING LINE OF CREDIT AGREEMENT" shall mean that certain Amended and Restated Revolving Line of Credit Agreement dated as of November 8, 1996, by and between the Company and Holder, as amended by that certain Amendment No. 1 to Amended and Restated Revolving Line of Credit Agreement and Other Loan Documents dated as of March 10, 1998 by and between the Company and Holder.


            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


            "SUBSIDIARY" shall have the meaning set forth in the Revolving Line of Credit Agreement.


            "VOTING SECURITIES" means any class of Capital Stock of a corporation or other equity shares, interests, participations, rights in or other equivalents (however designated) of a Person other than a corporation, and any rights (including without limitation debt securities convertible into Capital Stock), warrants or options exercisable or exchangeable for or convertible into such Capital Stock or other equity securities, pursuant to which the holders thereof have (or would have upon exercise, conversion or exchange) the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of any Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).


            "VOTING SECURITIES OUTSTANDING" shall mean, at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Voting Securities, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Voting Securities.


            "WARRANTS" shall mean all of the Warrants of the Company issued prior to or on the date hereof or to be issued subsequent to the date hereof pursuant to the Revolving Line of Credit Agreement, including this Warrant, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions, except as to date of issuance, the purchase price, the number of shares of Common Stock for which they may be exercised and the date by which such Warrants must be exercised.


            "WARRANT PRICE" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 multiplied by (ii) the Current Warrant Price as of the date of such exercise.


            "WARRANT STOCK" shall mean the shares of Common Stock issuable to the Holders upon the exercise of this Warrant.



2  EXERCISE OF WARRANT: OTHER AGREEMENTS

            3        MANNER OF EXERCISE.


                  I. From and after the date hereof until 5:00 P.M., New York City time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 9100 Keystone Crossing, Suite 600, Indianapolis, Indiana 46240, or at the office or agency designated by the Company pursuant to Section 11, (a) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) this Warrant, (c) payment of the Warrant Price by certified or official bank check from Holder, unless the Holder is making a cashless exercise pursuant to Section 2.1(iii) herein, and (d) if the Holder is making a cashless exercise pursuant to Section 2.1(iii) herein, a statement. Such notice shall be substantially in the form of EXHIBIT A hereto, duly executed by Holder or its agent or attorney.


                  II. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.


(iii) A. In lieu of paying the Warrant Price, Holder may elect to receive shares of the Company's Common Stock equal to the value of this Warrant (or the portion thereof being exercised), in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:


                        X  =  Y (A-B)

                                      A


                        Where:


                        X = the number of shares of Warrant Stock to be issued to the Holder;


                        Y = the number of shares of Warrant Stock otherwise purchasable (or the portion thereof being exercised) under this Warrant (at the date of exercise);


                        A = the Current Market Price of one share of the Company's Common Stock (at the date of such exercise); and


                        B = the Current Warrant Price (as adjusted to the date of such exercise).


                        III. In lieu of paying the Warrant Price, Holder may elect to receive cash equal to the value of this Warrant (or the portion thereof being exercised), in which event the Company shall pay to Holder cash in an amount computed using the following formula:


                        X  =  Y  (A-B)


                        Where:


                        X  = the amount of cash to be paid to Holder;


                        Y = the number of shares of Warrant Stock otherwise purchasable (or the portion thereof being exercised) under this Warrant (at the date of exercise);


                        A = the Current Market Price of one share of the Company's Common Stock (at the date of such exercise); and


                        B = the Current Warrant Price (as adjusted to the date of such exercise).



            1        PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and, to the extent permitted by law, free of liens or preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof unless such tax is imposed by law on Holder, in which case such tax or charge shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.


            2        OTHER AGREEMENTS.  This Warrant and the Warrant Stock
shall be governed by the terms of this Warrant, the Registration Rights Agreement and, to the extent applicable, the Revolving Line of Credit Agreement (the terms of which are hereby incorporated herein by this reference). Each Holder agrees to be bound by, and shall enjoy the benefits of, this Warrant, the Registration Rights Agreement and the Revolving Line of Credit Agreement. The registered holder of the Warrant Stock issued upon exercise of this Warrant (in whole or in part) shall be entitled to all rights granted pursuant to the Registration Rights Agreement and agrees to be bound by all of the obligations and limitations thereof, including the ability of the Company to elect to make a cash payment to the Holder as more particularly described in Section 1.1(ii) of the Registration Rights Agreement in lieu of proceeding with a Demand Registration (as such term is defined in the Registration Rights Agreement).



3  TRANSFER. DIVISION AND COMBINATION.

            4        TRANSFER.  Subject to compliance with Section 9 herein,
Holder shall have the right to transfer of this Warrant and all rights hereunder and the Warrant Stock, in each case, in whole or in part. Such transfer shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant or the Warrant Stock at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 11, together with, in the case of this Warrant, a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by Holder or its agent or attorney and, in the case of Warrant Stock, stock powers or other instrument of assignment duly executed, and, in each case, funds sufficient to pay any transfer taxes payable upon the making of such transfer.


            5        DIVISION AND COMBINATION. This Warrant may be divided or
combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with this Section 3, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.


            6        EXPENSES. The Company shall prepare, issue and deliver at
its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.


            7        MAINTENANCE OF BOOKS. The Company agrees to maintain, at
its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.



8  ADJUSTMENTS.

            The number of shares of Common Stock for which this Warrant is exercisable shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.


            9        STOCK DIVIDENDS. SUBDIVISIONS AND COMBINATIONS.  If, at
any time, the Company shall:


                  I. pay holders of its Common Stock a dividend in, or otherwise make a distribution of, Additional Shares of Common Stock,


                  II. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,


                  III. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or


                  IV. issue any shares of equity securities pursuant to a reclassification of shares of Common Stock,


then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

            The Current Warrant Price shall be adjusted to equal the Current Warrant Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares on a Fully Diluted Outstanding basis immediately prior to such adjustment and the denominator of which shall be the number of shares on a Fully Diluted Outstanding basis immediately after such event.


            1        CERTAIN OTHER DISTRIBUTIONS. If, at any time, the Company
shall pay holders of its Common Stock a dividend in, or otherwise distribute:


                  I.       cash,


                  II. any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or


                  III. any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),


then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (I) the numerator of which shall be the Current Market Price per share of Common Stock at the date of such payment and (II) the denominator of which shall be (x) such Current Market Price per share of Common Stock minus (y) the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

            The Current Warrant Price shall be adjusted to equal the Current Warrant Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment, as calculated above.


            1        ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.


                  I. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (I) the numerator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately after such issue or sale, and (II) the denominator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price. Current Warrant Price shall be adjusted to equal the Current Warrant Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such adjustment, and the denominator is the number of shares for which this Warrant is exercisable immediately after such adjustment, as calculated above.


                  II. The provisions of Section 4.3(i) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under Section 4.3(i) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4.


            1        ISSUANCE OF WARRANTS, CONVERTIBLE SECURITIES OR OTHER
RIGHTS. If, at any time, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation or otherwise) issue or sell, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exercise, purchase, exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants, options or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the exercise of this Warrant, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable (assuming immediate exercisability for all shares covered) pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the exercise of this Warrant. No further adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.


            2        OTHER ACTION AFFECTING WARRANT. If at any time or from
time to time the Company shall take any action in respect of or affecting the Common Stock other than an action described in any of the foregoing Sections
4.1 to 4.4, inclusive, then, unless in the reasonable judgment of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of any Holder, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable under the circumstances.


            3        OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER SECTION
4.6. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:


                  I. COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferor thereof). In case any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferor thereof), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.


                  II. WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.


                  III. FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-tenth of a share.


                  IV. WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.


            1        REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR
DISPOSITION OF ASSETS.


                  I. In case the Company shall reorganize its capital, reclassify its Capital Stock, consolidate or merge with or into another corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.


                  II.      In case of any such reorganization,
reclassification, merger, consolidation or disposition of assets, (a) Holder shall continue to enjoy, with respect to any shares of common stock of the successor or acquiring corporation or the Company or any Other Property consisting of Capital Stock or warrants acquired by Holder, all the rights and benefits available to Holder pursuant to this Warrant and all other agreements executed in connection with this Warrant and/or the Warrant Stock, and (b) the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 3.


                  III. For purposes of this Section 4.7, "COMMON STOCK OF THE SUCCESSOR OR ACQUIRING CORPORATION" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.


                  IV. The Company shall not consolidate or merge with or into an Affiliate of the Company, nor sell, transfer or otherwise dispose of all or substantially all its property, assets or business to such an Affiliate unless and until (a) such consolidation, merger, sale, transfer or disposition is fair and equitable to the Company, each Holder and all holders of Warrant Stock and is on terms which are at least as favorable as those that would be obtainable in a similar transaction with an unrelated third party, and (b) each Holder shall have received, at the Company's sole cost and expense, the opinion of a financial advisor satisfactory to such Holder in such Holder's reasonable discretion to the effect that the proposed consolidation, merger, sale, transfer or disposition satisfies the conditions set forth in the immediately preceding clause (a).


            1        CERTAIN LIMITATIONS. Notwithstanding anything to the
contrary contained in the Company's Articles of Incorporation, Bylaws or other documents governing the terms of the Company's Capital Stock, the Company agrees not to amend its Articles of Incorporation or Bylaws, enter into any other transaction or execute any other document that would cause a reduction in the par value per share of Common Stock below the Current Warrant Price.



2  NOTICES TO WARRANT HOLDERS.

            3        NOTICE OF ADJUSTMENTS. Whenever the number of shares of
Common Stock for which this Warrant is exercisable is subject to adjustment pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.6(i)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.7) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 17.1. The Company shall keep at its office or agency designated pursuant to Section 11 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.


            4        NOTICE OF CORPORATE ACTION. If at any time:


                  I. the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or


                  II. there shall be any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or


                  III. there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;


then, in any one or more of such cases, the Company shall give to Holder
(a) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clauses also shall specify (I) with respect to clause (a), the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (II) with respect to clauses (a) and (b), the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
Section 17.1.


1 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including reducing the par value of its Common Stock, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.


2 RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.
From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and, to the extent permitted by law, free of liens or preemptive rights.

            Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.



3 TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not, at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


4 RESTRICTIONS OF TRANSFERABILITY. Each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT."


5 LOSS OR MUTILATION. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


6 OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify each Holder in writing prior to any change of address of the office at which the Warrants may be presented.


7 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


8 CAPITALIZATION. As of April 15, 1997, there are outstanding 5,025,143 shares of Common Stock; 727,356 shares of treasury stock of the Company; and 159,289 outstanding shares of Class S preferred stock and 140,711 shares of treasury Class S preferred stock, which are convertible into a maximum number of 209,040 shares of Common Stock.


9 REGISTERED HOLDER. Notwithstanding any other provision of this Warrant, Holder and/or its affiliates may exercise this Warrant solely to the extent such exercise would not result in Holder and/or its affiliates holding, directly or indirectly, in excess of 4.99% of the outstanding Common Stock of the Company (such determination to be made by Holder), except for an exercise in connection with (i) a widely dispersed public offering of the Warrant Stock,
(ii) a sale of the Warrant Stock in the secondary market pursuant to the transaction and volume limitations of Rule 144 under the Securities Act (irrespective of holding periods), or (iii) a private placement or sale, including those made pursuant to Rule 144A under the Securities Act, so long as Holder and/or its affiliates do not collectively acquire more than 2% of the Common Stock of the Company pursuant to any such transfer.


10 UNDERTAKINGS. Holder covenants with the Company that it will not exercise or attempt to exercise influence over the management or policies of the Company in connection with this Warrant or any shares of Common Stock for which this Warrant may be exercised.


11 SHAREHOLDER COMMUNICATIONS. The Company will provide the Registered Holder with copies of all written communications distributed to shareholders generally.


12 MISCELLANEOUS.

            13       NOTICE GENERALLY.  Any notice, demand, request, consent,
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:


                  I. If to any Holder or holder of the Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.


                  II.      If to the Company at:

                    9100 Keystone Crossing
                    Suite 600
                    Indianapolis, Indiana 46240
                    Attention:  Stephen M. Coons, Esq.

                    Telecopy:  (317) 574-6227

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

            1        SUCCESSORS AND ASSIGNS.  This Warrant and the rights
evidenced hereby (including, without limitation, those relating to the Warrant Stock) shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and all Holders from time to time of the Warrant Stock, and shall be enforceable by any such Holder(s).


            2        AMENDMENT.


                  I. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, PROVIDED that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the Warrant Price without the prior written consent of Holder thereof.


                  II. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


            1        SEVERABILITY. Wherever possible, each provision of this
Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.


            2        HEADINGS. The headings used in this Warrant are for the
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


            3        GOVERNING LAW. This Warrant shall be governed by the laws
of the State of Connecticut, without regard to the provisions thereof relating to conflict of laws.


            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.


Dated:  April 15, 1997

                              STANDARD MANAGEMENT CORPORATION


                              By:STEPHEN M. COONS
                              Name:
                              Stephen M. Coons, Esq.
                              Its:
                              Executive Vice President and General
                                          Counsel

                                EXHIBIT A

                            SUBSCRIPTION FORM

             [To be executed only upon exercise of Warrant]

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of the Company, and herewith makes payment in the amount of $________ therefor, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________, whose address is ____________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned. In lieu of paying the purchase price, I hereby make a cashless exercise of this Warrant for the purchase of _______ shares of Common Stock of the Company pursuant to Section 2.1(iii) of this Warrant and request that [$______] [certificates representing _____ shares] be [paid][issued] and delivered to _______, whose address is ____________.

                              ____________________________________
                              (Name of Registered Owner)



                              (Signature of Registered Owner)



                              (Street Address)



                              (City) (State) (Zip Code)

                                EXHIBIT B

                             ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


NAME AND ADDRESS OF ASSIGNEE                  No. of Shares of Common Stock



and does hereby irrevocably constitute and appoint __________________ attorney-in-fact to register such transfer on the books of ______________________ maintained for the purpose, with full power of substitution in the premises.

Dated:     Print Name:
           Signature:
           Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.








                                                 -2-